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SCHEDULE 14A

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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/ /	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
MOTHERS WORK, INC
(Name of Registrant as Specified in its Charter)
NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MOTHERS WORK, INC.

456 North Fifth Street
Philadelphia, Pennsylvania 19123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
February 7, 2003

To the Stockholders of Mothers Work, Inc.:

        The Annual Meeting of Stockholders of Mothers Work, Inc., a Delaware corporation (the "Company"), will be held at 9:00 a.m., Eastern Standard Time, on February 7, 2003 at the Company's corporate headquarters, 456 North Fifth Street, Philadelphia, Pennsylvania, for the following purposes:

  1.
  To elect two directors of the Company;

  2.
  To approve the amendment to the Company's 1987 Stock Option Plan, as amended and restated, which would authorize the Company to grant options to purchase up to an additional 500,000 shares;

  3.
  To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, $0.01 par value, from 10,000,000 to 20,000,000;

  4.
  To ratify the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending September 30, 2003; and

  5.
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        Only holders of the Common Stock at the close of business on December 20, 2002 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Such stockholders may vote in person or by proxy. The stock transfer books of the Company will not be closed. The accompanying form of proxy is solicited by the Board of Directors of the Company.

                      By Order of the Board of Directors

                      Dan W. Matthias
                       Chairman of the Board and
                      Chief Executive Officer

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED ENVELOPE, ENCLOSED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY BY WRITTEN NOTICE AT THAT TIME.

January 3, 2003

MOTHERS WORK, INC.

456 North Fifth Street
Philadelphia, Pennsylvania 19123

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON

February 7, 2003

        This Proxy Statement, which is first being mailed to stockholders on approximately January 3, 2003, is furnished in connection with the solicitation by the Board of Directors of Mothers Work, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held at 9:00 a.m., Eastern Standard Time, on February 7, 2003 at the Company's corporate headquarters, 456 North Fifth Street, Philadelphia, Pennsylvania, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed and returned prior to voting at the meeting, the shares of the Company's Common Stock (the "Common Stock") represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares of the Common Stock represented thereby will be voted for the election of the nominees for director named below, for the increase by 500,000 of the options authorized for grant under the Company's 1987 Stock Option Plan, as amended and restated (the "Amended and Restated Stock Option Plan"), for an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock to 20,000,000, for the ratification of the appointment of KPMG LLP as independent auditors, and in support of management on such other business as may properly come before the Annual Meeting or any adjournments thereof. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a stockholder cast in person at the Annual Meeting.

VOTING

        Holders of record of the Common Stock on December 20, 2002 will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were 5,263,649 shares of Common Stock outstanding and entitled to vote. The presence, in person or by proxy, of holders of Common Stock entitled to cast at least a majority of the votes which all holders of the Common Stock that are entitled to cast will constitute a quorum for purposes of the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on the election of the nominee for director and on any other matter that may properly come before the Annual Meeting. Stockholders are not entitled to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast and votes may be cast in favor of or withheld from each director nominee. Votes that are withheld from a director nominee will be excluded entirely from the vote for such nominee and will have no effect thereon.

        Abstentions and broker non-votes (described below) are counted in determining whether a quorum is present. Abstentions with respect to any proposal other than the election of directors will have the same effect as votes against the proposal, because approval requires a vote in favor of the proposal by a majority of the shares entitled to vote, present at the Annual Meeting in person or represented by proxy. A "broker non-vote" occurs when a broker submits a proxy that does not indicate a vote for some of the proposals because the beneficial owners have not instructed the broker on how to vote on such proposals and the broker does not have discretionary authority to vote in the absence of instructions. Broker non-votes are not considered to be shares "entitled to vote" (other than for quorum purposes), and will therefore have no effect on the outcome of any of the matters to be voted upon at the Annual Meeting.

        The cost of solicitation of proxies by the Board of Directors will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone or facsimile and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to beneficial owners in order to solicit authorizations for the execution of proxies. The Company will, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such proxy materials to the beneficial owners of the Common Stock.

ELECTION OF DIRECTORS
(PROPOSAL 1)

        The Company's Board of Directors is divided into three classes, with staggered three-year terms. Currently, the Board has seven members. Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be cast for Mr. William A. Schwartz, Jr. and Mr. Stanley C. Tuttleman for terms expiring at the Annual Meeting of Stockholders to be held following fiscal 2005 (the "2006 Annual Meeting"). If, for any reason, at the time of election, any of the nominees named should decline or be unable to accept his or her nomination or election, it is intended that such proxy will be voted for the election, in the nominee's place, of a substituted nominee, who would be recommended by the Board of Directors. The Board of Directors, however, has no reason to believe that any of the nominees will be unable to serve as a director.

        The following biographical information is furnished as to each nominee for election as a director and each of the current directors:

Nominees for Election to the Board of Directors for a Three-Year
Term Expiring at the 2006 Annual Meeting

        William A. Schwartz, Jr., 63, has served as a director of the Company since August 28, 1998. Mr. Schwartz is President and Chief Executive Officer of U.S. Vision, Inc., a retailer of optical products and services, a position which he has held since 1995. Mr. Schwartz currently is a director of U.S. Vision, Inc. and Commerce Bancorp.

        Stanley C. Tuttleman, 83, has served as a director since January 2000. He has been the President and Chief Executive Officer of Tuttson Capital Corp., a financial services corporation, since 1983. Mr. Tuttleman also serves as Chief Executive Officer and Chairman of Telepartners, Inc., a wireless program company.

Members of the Board of Directors Continuing in Office
Term Expiring at 2004 Annual Meeting

        Dan W. Matthias, 59, founded the Company in 1982 and has served as Chairman of the Board since its inception. From 1983 to 1993, he served as the Company's Executive Vice President, and since January 1993, Mr. Matthias has been the Company's Chief Executive Officer. Prior to the Company, Mr. Matthias had been involved in the computer and electronics industry, serving as a director of Zilog, Inc. and serving as the President of a division of a subsidiary of Exxon Corporation.

        Elam M. Hitchner, III, 56, has served as a director since January 1994. Mr. Hitchner was a partner in the law firm Pepper Hamilton LLP, in Philadelphia, Pennsylvania, which provides legal services to the Company from May 1992 to June 1999, and returned to the firm in January 2001. From July 1999 until December 31, 2000, Mr. Hitchner was a general partner of Meridian Venture Partners and Meridian Venture Partners II, venture capital firms located in Radnor, Pennsylvania.

Members of the Board of Directors Continuing in Office
Term Expiring at the 2005 Annual Meeting

        Rebecca C. Matthias, 49, founded the Company in 1982 and has served as a director of the Company and its President since its inception. Since January 1993, Ms. Matthias has also served as the Company's

Chief Operating Officer. In 1992, she was chosen as "Regional Entrepreneur of the Year" by Inc. Magazine and Merrill Lynch Corporation. Prior to 1982, she was a construction engineer for the Gilbane Building Company. Additionally, Ms. Matthias serves as a member of the Board of Trustees of Drexel University.

        Joseph A. Goldblum, 53, has served as a director of the Company since 1989. Mr. Goldblum has been President of G-II Equity Investors, Inc., a general partner of G-II Family Partnership L.P., since May 1989. He was also Of Counsel with the law firm of Goldblum & Hess from May 1989 to December 1996.

        David Schlessinger, 47, has served as a director since January, 2002. Mr. Schlessinger is the founder and Chief Executive Officer of Five Below, Inc., an extreme-value retailer in the teen and pre-teen market, a position which he has held since January 2002. He has been engaged in personal investment activities as well as consulting and board services with private companies since 1998. Mr. Schlessinger founded Zany Brainy, a retail children's educational products company, in 1991 and served as Zany Brainy's Chief Executive Officer until 1996 and as its Chairman until 1998. He founded Encore Books, a retail bookstore chain, in 1973 and served as its Chairman and Chief Executive Officer until 1986.

        Other than the husband and wife relationship between Dan and Rebecca Matthias, there are no family relationships among any of the other directors of the Company.

        The Board of Directors recommends a vote For Proposal 1 to elect all Nominees to the Board of Directors for a Three-Year Term Expiring at the 2006 Annual Meeting.

Committees and Meetings of
the Board of Directors

        During the fiscal year ended September 30, 2002, the Board of Directors held ten meetings, of which five were held telephonically as scheduled. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and committees of the Board of Directors on which he or she served.

        During the fiscal year ended September 30, 2002, the Audit Committee, which consists of Mr. Hitchner, Chairman, Mr. Schwartz and Mr. Tuttleman, held five meetings. Each member of the Audit Committee is considered an "independent director" under NASD's rules. The function of the Audit Committee is to assist the Board of Directors in preserving the integrity of the financial information published by the Company through the review of financial and accounting controls and policies, financial reporting requirements, alternative accounting principles that could be applied and the quality and effectiveness of the independent accountants.

        During the fiscal year ended September 30, 2002, the Compensation Committee consisting of Mr. Goldblum, Chairman, Mr. Matthias and Mr. Schlessinger until September 19, 2002, at which time its composition was changed to replace Mr. Matthias with Mr. Schwartz, held four meetings. The Compensation Committee considers recommendations of the Company's management regarding compensation, bonuses and fringe benefits of the executive officers of the Company, and determines whether the recommendations of management are consistent with general policies, practices, and compensation scales established by the Board of Directors.

        During the fiscal year ended September 30, 2002, the Nominating Committee, which consists of Mr. Matthias, Chairman, Mr. Goldblum and Mr. Hitchner, held one meeting. The Nominating Committee functions include establishing the criteria for selecting candidates for nomination to the Board of Directors; actively seeking candidates who meet those criteria; and making recommendations to the Board of Directors of nominees to fill vacancies on, or as additions to, the Board of Directors. The Nominating Committee will consider nominees for election to the Board of Directors that are recommended by stockholders provided that a complete description of the nominees' qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to act as such, accompany the recommendations. Such recommendations should be submitted in writing to the attention of the Chairman of the Board of Directors, and should not include self-nominations.

Compensation of Directors

        Through September 30, 2002, the Company paid each director, other than the Matthiases, a retainer of $3,000 per quarter. In addition, each director was paid $1,500 for each Board meeting scheduled to be held in person and attended by such director, and $500 for each Committee meeting scheduled to be held in person and attended by such director. Directors are not compensated for attendance at Board or Committee meetings scheduled to be held telephonically. Upon conclusion of each Annual Meeting of Stockholders, the Company grants each director, other than the Matthiases, immediately vested options to purchase a specified number of shares of the Common Stock pursuant to the Company's 1994 Director Stock Option Plan. As of October 1, 2002, the quarterly retainer amount was increased to $4,000 and the annual option grant was increased from 2,000 to 3,000 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Reporting Persons"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Reporting Persons are additionally required to furnish the Company with copies of all Section 16(a) forms they file.

        Other than with respect to Frank C. Mullay and Vana Longwell, each of whom filed one form late relating to one grant of stock options, to the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations of Reporting Persons that no other reports were required with respect to the fiscal year ended September 30, 2002, all Section 16(a) filing requirements applicable to the Reporting Persons were complied with. Mr. Mullay and Ms. Longwell served as executive officers of the Company during a portion of the fiscal year ended September 30, 2002. Mr. Mullay and Mr. Longwell continue to serve as members of the company's senior management.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors has:

  •
  Reviewed and discussed the audited consolidated financial statements for the year ended September 30, 2002 with management;
  •
  Discussed with the Company's independent auditors regarding matters required to be discussed by Statement on Auditing Standards No. 61 in connection with the audit of the consolidated financial statements for the year ended September 30, 2002;
  •
  Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors its independence.
  •
  Recommended a change in auditors on May 20, 2002.

        In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2002.

Audit Fees:

        Audit fees in the aggregate amount of $189,000 were billed to the Company by KPMG for the annual audit of the Company's consolidated financial statements for the fiscal year ended September 30, 2002 and the quarterly reviews of the consolidated financial statements included in the Company's Forms 10-Q. Audit fees of $110,000 were billed to the Company by KPMG for their audit of the Company's consolidated financial statement for the fiscal years ended September 30, 2000 and 2001 in connection with the Company's August 2002 debt and equity offerings. Also during the Company's fiscal year ended

September 30, 2002, audit fees in the aggregate amount of $40,000 were billed by Arthur Andersen, the Company's former auditor, for the quarterly reviews of the consolidated financial statements included in the Company's Forms 10-Q.

Financial Information Systems Design and Implementation Fees:

        The Company did not engage independent auditors to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended September 30, 2002.

All Other Fees:

        Aggregate fees billed for all other services rendered by KPMG for the fiscal year ended September 30, 2002 were $217,730. Of that amount, bills incurred for audit-related services consisting primarily of the audit of the business acquired during the year, consultation on Securities and Exchange Commission registration statements and filings, and the issuance of consents were approximately $214,230. The remaining amount of $3,500 was incurred for non-audit services consisting primarily of tax compliance and advisory services. During the fiscal year ended September 30, 2002, aggregate fees billed by Arthur Andersen for all other services were $263,240. Of that amount, bills incurred for audit-related services consisting primarily of the audit of the business acquired during the year, consultation on Securities and Exchange Commission filings, and the issuance of consents were approximately $204,240. The remaining amount of $59,000 was incurred for non-audit services consisting of tax compliance and advisory services.

        The Audit Committee pre-approved the non-audit services described above rendered to the Company by KPMG during fiscal 2002 and has pre-approved similar services to be rendered during fiscal 2003. The Audit Committee believes the rendering of these services is not incompatible with the independent auditors maintaining their independence.

                      The Audit Committee

                      Elam M. Hitchner, III, Chairman
                      William A. Schwartz, Jr.
                      Stanley C. Tuttleman

        The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

General

        The Compensation Committee of the Board of Directors consisted of Joseph A. Goldblum, Chairman, Dan W. Matthias(1), and David Schlessinger until September 19, 2002 when its composition was changed to replace Mr. Matthias with Mr. Schwartz. Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus stockholder value, by aligning the financial interests of the Company's senior management with those of its stockholders. Annual base salary and longer term incentive compensation provide an important incentive in attracting and retaining corporate officers and other key employees and motivating them to perform to the full extent of their abilities in the best long-term interests of the stockholders.

(1)
During his tenure on the Compensation Committee, Dan Matthias, Chairman of the Board and Chief Executive Officer, abstained from voting on issues pertaining to his personal compensation and Rebecca Matthias' compensation. Mr. Matthias was replaced on the Compensation Committee by Mr. Schwartz on September 19, 2002.

        The Company's executive compensation program consists of two key elements: (1) an annual component, i.e., base salary and annual bonus and (2) a long-term component, i.e., stock options. Executive compensation levels are determined in connection with a review of compensation levels at comparable publicly held companies. The Compensation Committee has determined that a compensation package that contains long-term stock based incentives is appropriate for the Company's goals of sustainable growth and enhanced shareholder value.

        Based on this philosophy, a meaningful portion of the senior executives' annual bonus and stock options is designed to be linked to the Company's achievement of a targeted earnings before income taxes and depreciation and amortization ("EBITDA"). Under this pay-for-performance orientation:

  •
  executives are motivated to improve the overall performance and profitability of the Company; and
  •
  accountability is further encouraged through the adjustment of salaries and incentive awards on the basis of each executive's individual performance, potential and contribution.

        The policies with respect to each element of the compensation package, as well as the basis for determining the compensation of the Chief Executive Officer and the President, Dan and Rebecca Matthias, respectively, are described below.

  1. Annual Component: Base Salary and Annual Bonus

        Base Salary: includes compensation for discharging job responsibilities and reflects the executive officer's performance over time. Peer salaries for comparable positions are used as reference points in setting salary opportunities for executive officers. The Company's overall goal is to approximate the median salaries paid by the peer group assuming comparability of such factors as position, responsibilities and tenure.

        Individual salary adjustments take into account the Company's salary increase guidelines for the year and individual performance contributions for the year, as well as sustained performance contributions over a number of years and significant changes in responsibilities, if any. The assessment of individual performance contributions is subjective and does not reflect the Company's performance.

        Annual Bonus: based on the Company's performance and management's performance against specified goals established by senior management and the Compensation Committee.

        Until September 30, 2002, the annual bonuses for the Chief Executive Officer and the President were based on performance against their goals and the Company's earnings per share before extraordinary items. Effective October 1, 2002, the annual bonuses for the Chief Executive Officer and the President were revised to be consistent with the Company's other executives and are now based upon the Company's achievement of target EBITDA. Notwithstanding the foregoing, the Compensation Committee has the discretion to increase the annual bonus in any given year to take into account what it deems to be extraordinary events.

  2. Long-Term Component: Stock Options

        To align stockholder and executive officer interests, the long-term component of the Company's executive compensation program includes the granting of stock options whose value is related to the appreciation in the market price of the underlying Common Stock. Stock options are granted to reinforce the importance of improving stockholder value over the long-term, and to encourage and facilitate the executive's stock ownership. Under the Amended and Restated Stock Option Plan, options to purchase Common Stock are available for grant to officers and other employees and consultants of the Company. Stock options are granted at 100% of the fair market value of the Common Stock on the date of the grant to ensure that the executives can only be rewarded for appreciation in the price of the Common Stock when the Company's stockholders are similarly benefited. Stock options are exercisable up to ten years from the date granted. The stock options generally vest over a five year period, although some stock options vest immediately. While all executives are eligible to receive stock options, participation in each annual grant, as well as the size of the grant each participating executive receives, is based upon Company and individual performance. Notwithstanding the foregoing, the Compensation Committee has the discretion to increase the annual grant of options in any given year to take into account what it deems to be extraordinary events. Certain options for the Company's Chief Executive Officer and the President are governed by the terms of their employment agreements. The entitlement of the Chief Executive Officer and the President to options for services rendered after October 1, 2002 will be based upon the Company's EBITDA performance.

Chief Executive Officer and President Compensation

        In fiscal 2002, the annual base salary for Dan W. Matthias, Chairman of the Board and Chief Executive Officer, and Rebecca C. Matthias, President and Chief Operating Officer, increased from $402,000 to $450,000 and from $401,000 to $450,000, respectively. As of October 1, 2002, the fiscal 2003 salaries for the Chief Executive Officer and President were increased from $450,000 to $463,000, respectively. The fiscal 2002 and 2003 base salaries are comparable with the salaries of senior management of publicly-held companies of comparable size in the retail clothing industry.

        The Matthiases' compensation package as set forth in their respective employment agreements, as modified through periodic discussions with the Compensation Committee, consists of two elements: (1) an annual component consisting of base salary and cash bonus and (2) a long-term component consisting of stock options. See "Employment Agreements" on page 11. It is the practice of the Compensation Committee to meet with senior management at the beginning of each fiscal year and agree upon priority goals for that year. Management's performance can then be measured against attainment of such goals. The goals for fiscal 2002 contained criteria such as meeting certain financial goals, further development of the senior management team, and setting strategic goals for the Company. Based on the achievement of those goals and an increase in fiscal 2002 Adjusted EPS of more than 70%, each of the Matthiases received their maximum bonus potential, equal to 100% of their base salary, and their maximum long-term compensation, equal to 60,000 stock options. "Adjusted EPS" refers to earnings per share before extraordinary items and certain specified one-time charges determined by the Compensation Committee. The Board ratified the Committee's recommendations regarding the basis of the fiscal 2002 and fiscal 2003 compensation of each of the Matthiases at its meeting on September 19, 2002.

                      The Compensation Committee

                      Joseph A. Goldblum, Chairman
                      David Schlessinger
                      William Schwartz

SUMMARY COMPENSATION TABLE

        The following table sets forth, for the fiscal years ended September 30, 2002, 2001 and 2000, certain compensation information with respect to the Company's Chief Executive Officer and the other Company officers named therein.

Annual Compensation Long-Term Compensation
Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)(a)		Shares Underlying Options/SARs (#)
Dan W. Matthias Chairman and Chief Executive Officer	2002 2001 2000	$ $ $	449,039 402,102 377,493	$ $ $	450,000 40,000 210,000	— — —		60,000 15,000 60,000	(b)
Rebecca C. Matthias President and Chief Operating Officer	2002 2001 2000	$ $ $	449,039 400,969 376,265	$ $ $	450,000 40,000 210,000	— — —		60,000 15,000 60,000	(b)
David Mangini (c) Executive Vice President – General Merchandise Manager	2002 2001	$ $	450,000 60,577	$ $	154,215 7,500	— —		10,000 50,000
Edward M. Krell (d) Senior Vice President – Chief Financial Officer	2002		$196,154		$102,810	$96,888	(e)	35,000
Vana Longwell (f) President – Motherhood Maternity	2002 2001 2000	$ $ $	385,000 365,669 308,974	$ $ $	225,485 38,500 210,050	— — —		5,000 — —
Frank C. Mullay (g) Senior Vice President – Stores	2002 2001 2000	$ $ $	270,000 263,987 221,945	$ $ $	92,529 27,000 115,603	— — —		2,000 — 30,000

(a)
In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits, securities or property, has been omitted in those instances where such perquisites and other personal benefits, securities or property, constituted less than the lesser of $50,000 or ten percent of the total of annual salary and bonus for the named executive officer for such year.

(b)
This stock option was granted pursuant to the named officer's employment agreement with respect to services rendered during fiscal 2002. As a result, the option grant is reported in this Summary Compensation Table for fiscal 2002 notwithstanding the fact that the grant was made after the end of fiscal year 2002.

(c)
Mr. Mangini joined the Company as Executive Vice President – General Merchandise Manager on August 6, 2001.

(d)
Mr. Krell joined the Company as Senior Vice President – Chief Financial Officer on January 28, 2002.

(e)
Represents relocation expense reimbursed to the executive by the Company, together with a gross-up of associated income taxes.

(f)
Ms. Longwell continues to serve as President – Motherhood Maternity. However, she is no longer considered an "executive officer" within the meaning of applicable federal securities laws.

(g)
Mr. Mullay continues to serve as Senior Vice President – Stores. However, he is no longer considered an "executive officer" within the meaning of applicable federal securities laws.

STOCK OPTIONS GRANTED TO CERTAIN EXECUTIVE OFFICERS
DURING LAST FISCAL YEAR

        The following table sets forth certain information regarding options for the purchase of Common Stock that were awarded and issued to the Company's Chief Executive Officer and the other named Company officers during fiscal 2002.

Option Grants In Fiscal Year Ended September 30, 2002

					Potential Realizable Gain at Assumed Annual Rates of Stock Appreciation for Option Terms Compounded Annually
	Number of Shares Underlying Options Granted (#)
		Percent of Total Options Granted to Employees in Last Fiscal Year
Name			Exercise or Base Price ($/Sh)	Expiration Date
					5%	10%
Dan W. Matthias	15,000 (1)	4.9%	$7.70	11/15/11	$72,637	$184,077
Rebecca C. Matthias	15,000 (1)	4.9%	$7.70	11/15/11	$72,637	$184,077
David Mangini	10,000 (2)	3.3%	$7.70	11/15/11	$48,425	$122,718
Edward M. Krell	35,000 (2)	11.4%	$10.21	01/17/12	$224,735	$569,524
Vana Longwell	5,000 (2)	1.6%	$7.70	11/15/11	$24,212	$61,359
Frank C. Mullay	2,000 (2)	0.7%	$7.70	11/15/11	$9,685	$24,544

(1)
These options were fully vested as of the grant date and were granted under the Amended and Restated Stock Option Plan.

(2)
These options were granted under the Amended and Restated Stock Option Plan and become exercisable as to 20% of the underlying shares on each of the first five anniversaries of the grant date.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR
ENDED SEPTEMBER 30, 2002 AND FISCAL YEAR 2002-END OPTION VALUES

        The following table sets forth certain information regarding options for the purchase of the Common Stock that were exercised and/or held by the Company's Chief Executive Officer and the other named Company officers during fiscal 2002.

			Number of Shares Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End
Name	Shares Acquired on Exercise
		Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Dan W. Matthias	17,000	$198,821	195,905	—	$5,446,461	—
Rebecca C. Matthias	17,000	$198,821	195,905	—	$5,446,461	—
David Mangini	—	—	10,000	50,000	$278,300	$1,416,500
Edward M. Krell	—	—	0	35,000	$0	$973,700
Vana Longwell	21,766	$336,309	20,234	6,000	$580,403	$180,680
Frank C. Mullay	12,000	$193,558	10,800	9,200	$266,274	$238,176

SUMMARY OF ALL EXISTING EQUITY COMPENSATION PLANS

        The following table sets forth information as of the end of the Company's 2002 fiscal year with respect to compensation plans under which the Company is authorized to issue shares.

Equity Compensation Plan Information

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in 1st column)
Equity compensation plans approved by security holders (1)	954,634	$10.85	338,007
Equity compensation plans not approved by security holders (2)	—	—	—
Total	954,634	$10.85	338,007

(1)
These plans consist of the Amended and Restated Stock Option Plan and 1994 Director Stock Option Plan.

(2)
The Company does not maintain any equity compensation plans that have not been approved by the shareholders.

Stock Price Performance Graph

        The graph below compares the cumulative total stockholder return on the Company's Common Stock for the period September 30, 1997 to September 30, 2002, with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard and Poor's Retail Stores Composite Index. The comparison assumes $100 was invested on September 30, 1997 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

Total Shareholder Returns

Employment Agreements

        The Company is a party to written employment agreements (the "Employment Agreements") with both Dan and Rebecca Matthias which expire on September 30, 2004, unless earlier terminated pursuant to the terms of the Employment Agreements. The term of each Employment Agreement automatically extends for successive one-year periods extending the expiration date into the third year after the extension, unless either the Company or the executive gives written notice to the other party that the term will not so extend. Under the Employment Agreements, as modified based on discussions with the Compensation Committee, the Company has agreed to nominate the Matthiases as directors and to use its best efforts to cause them to be elected as directors. The base salary of each executive for fiscal 2003 is expected to be $463,500 per year, and the base salary will increase each year during the term in an amount determined by the Compensation Committee of the Board of Directors, but in any event no less than the rate of inflation.

        Through September 30, 2002, for each year each executive was entitled to a cash bonus of up to 100% of base salary and a grant of up to 60,000 immediately-vested stock options based on a formula relating to the percentage increase of earnings per share before extraordinary items and certain specified one-time charges determined by the Compensation Committee for the year ("Adjusted EPS") over the highest

Adjusted EPS for any prior year, with the maximum bonus payable and maximum stock option grant issuable at a 70% percent increase in Adjusted EPS.

        Effective October 1, 2002, each year each executive will be entitled to a cash bonus of up to 100% of base salary and a grant of up to 60,000 immediately-vested stock options based on a formula relating to the Company's achievement of Compensation Committee approved target EBITDA. The Compensation Committee retains the discretion to increase the executives' bonuses and to grant additional options if such Committee deems it to be appropriate.

        The Employment Agreements provide that for one year following the termination of employment of either executive (other than for "good reason" or upon a "change of control" of the Company, as such terms are defined in the Employment Agreements) the executive shall not compete with the Company or solicit the Company's suppliers or employees. If the employment of either executive is terminated by the Company without cause or by the executive for good reason or following a change of control, (i) the executive is entitled to receive a lump sum severance payment equal to three years of base salary and the maximum amount of cash and option bonus compensation and fringe benefits which would have been paid or made available to the executive during the three years following such termination, (ii) all stock options held by the terminated executive will become immediately vested, and the executive may require the Company to repurchase all such stock options at a price equal to the excess of the closing price of the Common Stock over the exercise price of the options, and (iii) the executive is entitled to cause the Company to register all shares owned by the executive under the Securities Act of 1933, as amended, to the extent they are not then registered, and the executive may additionally include his or her shares in future registrations filed by the Company. In the event of a termination by the Company for cause or by the executive without good reason, the executive will not be entitled to any further base salary or bonus compensation, and all unvested options then held by the executive will be automatically canceled. In the event of a termination by the Company because of a disability, the executive shall continue to receive base salary and cash bonus and option compensation and fringe benefits during the three years following such termination, at 50% of the levels the executive would have received if the executive's employment had been terminated by the Company without cause, as described above, less any payments received by the executive under any long term disability or life insurance provided by the Company.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information, as of November 20, 2002, except as otherwise noted, with respect to the beneficial ownership of shares of the Common Stock by each person who is known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, by each director or nominee for director, by each of the officers named on the Summary Compensation Table, and by all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting power and sole investment power.

	Common Stock
Name and Address of Beneficial Owner (a)	Amount and Nature of Beneficial Ownership		Percent of Class
Dan W. and Rebecca C. Matthias	981,730	(b)	17.2%
David Mangini	10,000	(c)	*
Edward M. Krell	7,093	(d)	*
Vana Longwell	22,234	(e)	*
Frank C. Mullay	11,200	(e)	*
Joseph A. Goldblum	145,219	(f)	2.8%
Elam M. Hitchner, III	41,500	(g)	*
David Schlessinger	5,000	(h)	*
William A. Schwartz, Jr.	11,500	(i)	*
Stanley C. Tuttleman	34,000	(j)	*
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue 11th Floor Santa Monica, CA 90401	278,900	(k)	5.4%
MVP Distribution Partners 259 Radnor-Chester Rd. Radnor, PA 19087	374,645	(l)	7.2%
Oakmont Capital, Inc. 112 St. Clair Avenue West Suite 504 Ontario, Canada M4V 2Y3	259,000	(m)	5.0%
All directors and officers as a group (11 persons)	1,269,476	(n)	21.8%

*
Less than 1% of the outstanding Common Stock or less than 1% of the voting power.
(a)
Except as otherwise indicated, the address of each person named in the table is: c/o Mothers Work, Inc., 456 North Fifth Street, Philadelphia, Pennsylvania 19123.
(b)
Includes 255,905 shares and 255,905 shares, respectively, purchasable upon exercise of stock options by Dan and Rebecca Matthias (or a total of 511,810 shares). Except for the shares purchasable upon exercise of stock options, Dan and Rebecca Matthias are husband and wife and beneficially own the shares indicated jointly.
(c)
Includes 10,000 shares purchasable upon the exercise of stock options.
(d)
Includes 7,000 shares purchasable upon the exercise of stock options.
(e)
All shares purchasable upon exercise of stock options.
(f)
Includes 43,010 shares owned by G-II Family Partnership L.P. Mr. Goldblum is general partner of G-II Family Partnership L.P. and may be deemed to be a beneficial owner of such shares. Also includes 21,000 shares purchasable upon exercise of stock options (including 3,000 shares expected to be granted under the Company's 1994 Director Stock Option Plan upon completion of the 2003 Annual Meeting, subject to Mr. Goldblum's re-election as a director); 15,200 shares held as custodian or in trust for members of Mr. Goldblum's family; 495 shares owned by his wife; and 29,670 shares held by Mr. Goldblum as custodian for the benefit the Matthias' children.

(g)
Includes 21,000 shares purchasable upon exercise of stock options (including 3,000 shares expected to be granted under the Company's 1994 Director Stock Option Plan upon completion of the 2003 Annual Meeting).
(h)
All shares purchasable upon exercise of stock options (includes 3,000 shares expected to be granted under the Company's 1994 Director Stock Option Plan upon completion of the 2003 Annual Meeting).
(i)
Includes 11,000 shares purchasable upon exercise of stock options (including 3,000 shares expected to be granted under the Company's 1994 Director Stock Option Plan upon completion of the 2003 Annual Meeting).
(j)
Includes 9,000 shares purchasable upon exercise of stock options (including 3,000 shares expected to be granted under the Company's 1994 Director Stock Option Plan upon completion of the 2003 Annual Meeting).
(k)
Information is based on the Schedule 13G filed with the Securities and Exchange Commission on February 12, 2002. Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies' trusts and accounts are the "Funds". In its role as investment advisor and investment manager, Dimensional possesses voting and/or investment power over 278,900 shares of the Company's Common Stock. The Funds own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.
(l)
Information is based on the Schedule 13D filed with the Securities and Exchange Commission on June 10, 2002. According to that filing, Robert Brown, a general partner of MVP Distribution Partners and its affiliates, including Meridian Venture Partners, beneficially owns 127,600 shares of the Company's common stock, which are not included in the above table.
(m)
Based on the Schedule 13D/A filed with the Securities and Exchange Commission on November 19, 1998, all of such shares may be deemed to be beneficially owned by Oakmont Capital Inc. ("Oakmont"). Oakmont is a part of a group (the "Group") which also includes E.J.K. Real Estate Services Limited, Inc. ("EJK") and 1272562 Ontario, Inc. ("1272562"), Gregory P. Hannon and Terence M. Kavanagh. Oakmont has sole voting power and sole dispositive power with respect to 173,800 of such shares. EJK and 127652 each own 50 percent of the voting stock of Oakmont and have shared voting power and shared dispositive power with respect to the shares owned by Oakmont. Mr. Kavanagh owns all of the capital stock in EJK, and Mr. Hannon owns all of the capital stock of 1272562. EJK, 1272562, Mr. Kavanagh, and Mr. Hannon also have sole voting power and sole dispositive power as to shares not directly owned by Oakmont.
(n)
Includes the following number of shares owned by affiliates of the following directors, which may be deemed to be beneficially owned by the directors: Joseph A. Goldblum – 43,010. Also includes the following number of shares purchasable upon the exercise of stock options owned (or which may be deemed to be owned) by the following persons: Joseph A. Goldblum – 21,000, Elam M. Hitchner, III – 21,000, Edward Krell – 7,000, David Mangini – 10,000, Dan W. Matthias – 255,905, Rebecca C. Matthias – 255,905, David Schlessinger – 5,000, William A. Schwartz, Jr. – 11,000 and Stanley C. Tuttleman – 9,000.

CERTAIN TRANSACTIONS

        One of the Company's directors and the Chairman of the Audit Committee, Elam M. Hitchmer, is a partner in the law firm of Pepper Hamilton LLP, which provides legal services to the Company.

        The Company's Chief Executive Officer and President own an apartment that has been rented, at times, to the Company for its use. During the fiscal years ended September 30, 2002, 2001 and 2000, the rent paid by the Company under this arrangement totaled approximately $8,000, $19,000 and $12,000, respectively.

APPROVAL OF AMENDMENT OF THE COMPANY'S
AMENDED AND RESTATED STOCK OPTION PLAN
(PROPOSAL 2)

        At the 2003 Annual Meeting, the stockholders will be asked to approve an amendment (the "Option Plan Amendment") to the Mothers Work, Inc. 1987 Stock Option Plan, as amended and restated, (the "Amended and Restated Stock Option Plan" or the "Plan"). Such approval will require the affirmative vote of a majority of the voting power of all outstanding shares of the Company's Common Stock present or represented and entitled to vote at the 2003 Annual Meeting. At the meeting of the Board of Directors held on November 13, 2002, the Board adopted the Option Plan Amendment, subject to stockholder approval as described herein. If approved, the Option Plan Amendment will increase the number of shares of Common Stock available for issuance upon the exercise of options granted under the Plan from 1,475,000 to 1,975,000. The terms of the Plan and information regarding options granted thereunder is summarized below.

        Adoption of the Option Plan Amendment will only amend the Plan by increasing the number of shares of Common Stock available for option grants by 500,000. At September 30, 2002, options to purchase 902,634 shares of Common Stock were granted and outstanding under the Plan; and at November 20, 2002, options to purchase an additional 194,000 shares of Common Stock were granted and outstanding under the Plan (resulting in options to purchase a total of 1,096,634 shares of Common Stock granted and outstanding under the Plan as of November 20, 2002), leaving options to purchase 16,007 additional shares of Common Stock available for grant under the Plan. The Board believes that increasing the number of stock options available for grant under the Plan by 500,000 (leaving options to purchase 516,007 shares of Common Stock available for future grants under the Plan) is advisable because such awards reinforce the importance of improving stockholder value over the long-term, encourage and facilitate executives stock ownership, thereby promoting interest in the welfare of the Company by allowing them to share in the success of the Company and encouraging them to remain in the service of the Company.

Summary of the Amended and Restated Stock Option Plan

        The Plan provides for the grant to selected employees and consultants of the Company who contribute to the development and success of the Company of both "incentive stock options" within the meaning of Section 422 of the Code ("ISOs") and options that are non-qualified for federal income tax purposes ("NQSOs"); provided, however, that consultants are eligible for the grant of NQSOs only. The total number of shares of Common Stock for which options may be granted pursuant to the Plan after giving effect to the Option Plan Amendment will be increased by 500,000, to a total of 516,007 to be available for future grants, subject to certain adjustments reflecting changes in the Company's capitalization. As of December 4, 2002, the Company had approximately 4,800 employees eligible to receive options under the Plan.

        The Plan is administered by the Compensation Committee of the Board (the "Committee"). The Committee determines, among other things, which employees will receive options under the Plan; the time when options will be granted; the type of option (ISO or NQSO, or both) to be granted, the number of shares subject to each option, the time or times when the options will become exercisable and expire, and, subject to certain conditions discussed below, the option price and duration of the option. The exercise price of the options granted under the Plan is determined by the Board of Directors, but may not be less than the fair market value per share of the Common Stock on the date the option is granted. The Compensation Committee also determines the method of payment for the exercise of options under the Plan, which may consist entirely of cash, check, promissory notes or Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price. The market value of the shares of Common Stock underlying the outstanding options as of September 30, 2002 was $38.03.

        There are no federal income tax consequences to the Company on the grant or exercise of an ISO. However, if an employee disposes of stock acquired through the exercise of an ISO within one year after the date such stock is acquired or within two years after the grant of the ISO (a "Disqualifying Disposition"), the Company will be entitled to a deduction in an amount equal to the difference between the fair market value of such stock on the date it is acquired and the exercise price of the ISO. There will be no tax consequences to the Company if an ISO lapses before exercise or is forfeited. The grant of a NQSO will have no immediate tax consequences to the Company. Upon the exercise of a NQSO by an employee or consultant, the Company will be entitled to a deduction in an amount equal to the difference between the fair market value of the share acquired through exercise of the NQSO and the exercise price of the NQSO. There will be no tax consequences to the Company if a NQSO lapses before exercise or is forfeited.

        An employee who receives an ISO will not be subject to federal income tax on the grant or exercise of the ISO; however, the difference between the option price and the fair market value of the Common Stock received on the exercise of the ISO ("ISO Stock") will be an adjustment for purposes of the alternative minimum tax. Upon the exercise of an ISO, an employee will have a basis in the ISO Stock received equal to the amount paid. Generally, an employee will be subject to capital gain or loss upon the sale of ISO Stock equal to the difference between the amount received for the stock and the employee's basis in such. The gain or loss will be long- or short-term, depending on the length of time the ISO Stock was held prior to disposition. There will be no tax consequences to an employee if an ISO lapses before exercise or is forfeited.

        In the event of a Disqualifying Disposition, an employee will be required to recognize (1) taxable ordinary income in an amount equal to the difference between the fair market value of the ISO Stock on the date of exercise of the ISO and the exercise price; and (2) capital gain or loss (long- or short-term, as the case may be) in an amount equal to the difference between (a) the amount realized by the employee upon the Disqualifying Disposition and (b) the exercise price paid by the employee for the stock, increased by the amount of ordinary income recognized by the employee, if any. If the disposition generates an allowable loss (e.g., a sale to an unrelated party not within 30 days of purchase of Common Stock), then the amount required to be recognized by the employee as ordinary income will be limited to the excess, if any, of the amount realized on the sale over the basis of the stock.

        The grant of a NQSO will have no immediate tax consequences to an employee. The exercise of a NQSO will require an employee or consultant to include in gross income the amount by which the fair market value of the acquired shares exceeds the exercise price on the exercise date. The Company will be required to withhold income and employment taxes from an employee's wages on account of this income. The employee's or consultant's basis in the acquired shares will be their fair market value on the date of exercise. Upon a subsequent sale of such shares, the employee or consultant will recognize capital gain or loss equal to the difference between the sales price and the basis in the stock. The capital gain or loss will be long- or short-term, depending on whether the employee has held the shares for more than one year. There will be no tax consequences to an employee or consultant if a NQSO lapses before exercise or is forfeited.

        The Plan allows an employee to pay an exercise price in cash or shares of the Company's Common Stock. If the employee pays with shares of the Company's Common Stock that are already owned, the basis of the newly acquired ISO Stock will depend on the tax character and number of shares of the previously owned stock used as payment. If an employee pays with shares acquired upon other than the exercise of an ISO ("non-ISO Stock"), the transaction will be tax-free to the extent that the number of shares received does not exceed the number of shares of non-ISO Stock paid. The basis of the number of shares of newly acquired ISO Stock which does not exceed the number of shares of non-ISO Stock paid will be equal to the basis of the shares paid. The employee's holding period with respect to such shares will include the holding period of the shares of non-ISO Stock paid. To the extent that the employee receives more new shares than shares surrendered, the "excess" shares of ISO Stock will take a zero basis. If an employee exercises an

ISO by using stock that is previously acquired ISO Stock, however, certain special rules apply. If the employee has not held the previously acquired ISO Stock for at least two years from the date of grant of the related ISO and one year from the date the employee acquired the previously acquired ISO Stock, the use of such ISO Stock to pay the exercise price will constitute a Disqualifying Disposition and subject the employee to income tax with respect to the previously acquired ISO Stock as described above. In such circumstances, the basis of the newly acquired ISO Stock will be equal to the fair market value of the previously acquired ISO Stock used as payment.

        If an employee or consultant uses previously owned Common Stock as payment for the exercise price of a NQSO, to the extent the employee or consultant surrenders the same number of shares received, the exchange will be tax-free and the new shares will have a basis equal to that of the shares surrendered. The holding period for the new shares will include the period the employee or consultant held the surrendered shares. To the extent the employee or consultant receives more new shares than shares surrendered, the excess shares will be treated as having been acquired for no consideration and the fair market value of such excess shares will be includible in the employee's income as compensation. The basis of the excess shares is their fair market value at the time of receipt. If the previously owned shares consist of ISO Stock for which the holding requirements were not met such that their use as payment of the exercise price constituted a Disqualifying Disposition, the employee will have the income tax consequences of a Disqualifying Disposition as described above with respect to those shares.

        The Board of Directors has authority to suspend, terminate or discontinue the Plan or revise or amend it in any manner with respect to options granted after the date of revision. No such revision, however, will be permitted to change the aggregate number of shares subject to the Plan, change the designation of employees eligible thereunder, or decrease the price at which options may be granted without the approval of the Company's stockholders.

        The Board of Directors recommends a vote FOR Proposal 2 to approve the amendment to the Amended and Restated Stock Option Plan.

APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
(PROPOSAL 3)

        At the 2003 Annual Meeting, the stockholders will also be asked to approve an amendment to the Company's Certificate of Incorporation (the "Certificate of Incorporation Amendment") to increase the authorized number of shares of Common Stock. Such approval will require the affirmative vote of a majority of the voting power of all outstanding shares of the Company's Common Stock present or represented and entitled to vote at the 2003 Annual Meeting. At the meeting of the Board of Directors held on November 13, 2002, the Board adopted the Certificate of Incorporation Amendment, subject to stockholder approval as described herein. If approved, the Certificate of Incorporation Amendment will increase the number of authorized number of shares of common stock from 10,000,000 to 20,000,000.

        The Board of Directors believes that an increase in the authorized number of shares of Common Stock of the Company to 20,000,000 shares will provide the Company with greater flexibility to issue Common Stock in connection with stock splits, stock dividends, employee benefit plans and other proper corporate purposes by making additional shares available for issuance by the Company, at such time or times as the Board of Directors may approve, without the delay and expense associated with obtaining stockholder approval each time an opportunity requiring the issuance of shares of Common Stock may arise. Other proper corporate purposes may include public or private offerings, financings, acquisitions and recapitalization, none of which are currently under consideration.

        The additional shares of Common Stock, when issued, would have the same rights and privileges as the shares of Common Stock now issued. There are no preemptive rights relating to the Common Stock. As such, any issuance of additional shares of Common Stock would increase the number of outstanding shares of Common Stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly. The dilutive effect of such an issuance could discourage a challenge for control or make it less likely that such a challenge, if attempted, would be successful. However, the Board is not recommending the Certificate of Incorporation Amendment in response to any specific effort of which it is aware to obtain control of the Company and the Board of Directors has no present intention to use the additional shares of Common Stock in order to impede a takeover attempt.

        The Board of Directors recommends a vote FOR Proposal 3 to approve the amendment to the Certificate of Incorporation.

RATIFICATION OF
APPOINTMENT OF AUDITORS
(PROPOSAL 4)

        The Board of Directors has selected KPMG LLP ("KPMG"), independent public accountants, to audit the consolidated financial statements of the Company for fiscal 2003. KPMG has served as the Company's independent public accountants since June 6, 2002. The Board of Directors recommends that the stockholders ratify such selection. This appointment will be submitted to the stockholders for ratification at the Annual Meeting.

        On June 4, 2002, the Company dismissed Arthur Andersen LLP ("Arthur Andersen") as its independent public accounts. On June 6, 2002, the Company engaged KPMG to serve as the Company's independent public accountants for fiscal 2002. The appointment of KPMG was effective immediately. The decision by the Board of Directors to replace Arthur Andersen with KPMG was based on the recommendation of the Company's Audit Committee and approved by the Board of Directors.

        Arthur Andersen's reports on the Company's consolidated financial statements for each of fiscal 2000 and fiscal 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During fiscal 2000 and fiscal 2001, and through June 4, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles of practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304 (a)(1)(v) of Regulation S-K. During fiscal 2002, KPMG audited the Company's consolidated financial statements for fiscal 2002 and fiscal 2001 in connection with the Company's August 2002 debt and equity financings.

        During fiscal 2000 and fiscal 2001, and through June 4, 2002, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth on Item 304 (a)(2)(i) and (ii) of Regulation S-K.

        The Company provided Arthur Andersen and KPMG with a copy of the foregoing disclosures.

        The submission of the appointment of KPMG is not required by law or by the By-laws of the Company. The Board of Directors is nevertheless submitting it to the stockholders to ascertain their views. If the stockholders do not ratify the appointment, the selection of other independent public accountants will be considered by the Board of Directors. If KPMG shall decline to accept or become incapable of accepting its appointment, or if its appointment is otherwise discontinued, the Board of Directors will appoint other independent public accountants.

        A representative of KPMG is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

        The Board of Directors recommends a vote FOR Proposal 4 to ratify the appointment of KPMG as independent auditors for the fiscal year ending September 30, 2003.

OTHER BUSINESS

        Management knows of no other matters that will be presented at the Annual Meeting. However, if any other matter properly comes before the meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

ANNUAL REPORT

        A copy of the Company's Annual Report to Stockholders for the fiscal year ended September 30, 2002 accompanies this Proxy Statement.

STOCKHOLDER PROPOSALS

        In order for a shareholder proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to the Annual Meeting of Stockholders to be held in 2004, the proposal must be received by the Company at its principal executive offices not later than September 5, 2003. In addition, in the event that the Company receives notice of a stockholder proposal not intended for inclusion in the Company's proxy statement at the Company's principal executive offices not later than November 19, 2003 then so long as the Company includes in its proxy statement for that Meeting the advice on the nature of the proposal and how the named proxyholders intend to vote the shares for which they have received discretionary authority, such proxyholders may exercise discretionary authority with respect to such proposal, except to the extent limited by the Securities and Exchange Commission's rules governing shareholder proposals.

        The Company will provide to each person solicited, without charge except for exhibits, upon request in writing, a copy of its Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission for the fiscal year ended September 30, 2002. Requests should be directed to Mothers Work, Inc., Attention: Chief Financial Officer, 456 North Fifth Street, Philadelphia, Pennsylvania, 19123.

                      By Order of the Board of Directors

                      Dan W. Matthias
                       Chairman of the Board and
                      Chief Executive Officer

Date: January 3, 2003
Philadelphia, Pennsylvania

APPENDIX 1

AMENDMENT 2002-1
TO THE
MOTHERS WORK, INC.
AMENDED AND RESTATED STOCK OPTION PLAN

        The Board of Directors of Mothers Work, Inc. (the "Company") has caused the Mothers Work, Inc. 1987 Stock Option Plan, as amended and restated, (the "Amended and Restated Stock Option Plan" or the "Plan") to be amended as follows, subject to the following condition, effective as of the 13th day of November, 2002:

        1.    Amendment.    Section 5 of the Plan is deleted in its entirety and replaced with the following:

        "Section 5.    Stock Subject to the Plan.

        Subject to this Section 5 and to the provisions of Section 8 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is One Million Nine Hundred Seventy Five Thousand (1,975,000), which amount consists of the 725,000 Shares available for grant under the Plan prior to its 1997 amendment and restatement, an additional 500,000 Shares authorized for grant under the amended and restated Plan effective December 9, 1997, an additional 250,000 Shares authorized for grant under the amendment effective as of January 1, 2001, and an additional 500,000 Shares authorized for grant under the amendment effective as of November 13, 2002. Options may be either incentive stock options or non-qualified stock options, as determined by the Board. If an Option expires or becomes unexercisable for any reason without having been exercised in full, the Shares subject to such Option shall, unless the Plan shall have been terminated, return to the Plan and become available for future grant under the Plan. Notwithstanding the foregoing, no individual shall receive, over the term of the Plan, Options for more than an aggregate of Six Hundred Thousand (600,000) Shares."

        2.    Condition.    The amendment to the Plan set forth in paragraph 1 above will only be effective upon the requisite approval of the Company's stockholders at the Company's Annual Meeting of Stockholders to be held in 2003.

        The Plan, as amended by the foregoing change in paragraph 1 above, and subject to the stockholder approval described in paragraph 2 above, is hereby ratified and confirmed in all respects.

MOTHERS WORK, INC.

Proxy Solicited On Behalf Of The Board Of Directors

        The undersigned, revoking all previous proxies, hereby appoints Dan W. Matthias and Rebecca C. Matthias, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Stockholders of the Company to be held on February 7, 2003, and at any adjournment or postponement thereof.

1.	Election of Directors:
	/ /	FOR the nominees below	/ /	WITHOLD AUTHORITY to vote for the nominees listed below
	Nominees:	For a three-year term expiring at the 2006 Annual Meeting: William A. Schwartz, Jr. and Stanley C. Tuttleman
(INSTRUCTION: To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) on the line below.)

2.	Approval of amendment to Company's Amended and Restated Stock Option Plan
	/ / FOR	/ / AGAINST	/ / ABSTAIN
3.	Approval of amendment to Company's Restated Certificate of Incorporation
	/ / FOR	/ / AGAINST	/ / ABSTAIN
4.	Ratification of appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending September 30, 2003:
	/ / FOR	/ / AGAINST	/ / ABSTAIN

Please date and sign your Proxy on the reverse side and return it promptly.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE HEREOF, "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED STOCK OPTION PLAN, "FOR" THE APPROVAL TO THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION AND "FOR" RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2003. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

        THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

Signature of Stockholder

Signature of Stockholder
Date:

NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.

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ELECTION OF DIRECTORS (PROPOSAL 1)
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Chief Executive Officer and President Compensation
SUMMARY COMPENSATION TABLE
STOCK OPTIONS GRANTED TO CERTAIN EXECUTIVE OFFICERS DURING LAST FISCAL YEAR
Option Grants In Fiscal Year Ended September 30, 2002
AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED SEPTEMBER 30, 2002 AND FISCAL YEAR 2002-END OPTION VALUES
SUMMARY OF ALL EXISTING EQUITY COMPENSATION PLANS
Equity Compensation Plan Information
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN TRANSACTIONS
APPROVAL OF AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED STOCK OPTION PLAN (PROPOSAL 2)
APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION (PROPOSAL 3)
RATIFICATION OF APPOINTMENT OF AUDITORS (PROPOSAL 4)
OTHER BUSINESS
ANNUAL REPORT
STOCKHOLDER PROPOSALS
AMENDMENT 2002-1 TO THE MOTHERS WORK, INC. AMENDED AND RESTATED STOCK OPTION PLAN
MOTHERS WORK, INC. Proxy Solicited On Behalf Of The Board Of Directors